EXHIBIT 10.4

REUNION GF# 101000567

                                 PROMISSORY NOTE



Date:             February 14, 2003

Borrower:         MILLION DOLLAR SALOON, INC., a Nevada corporation

Borrower's Mailing Address:

                  Million Dollar Saloon, Inc.
                  6848 Greenville Avenue
                  Dallas, Texas 75231
                  Dallas County

Lender:           ONE  STEMMONS  LAND  LIMITED  PARTNERSHIP,   a  Texas  limited
                  partnership

Place for Payment:

                  2221 Manana Drive, Suite 110
                  Dallas, Dallas County, Texas 75220, or any other place that Lender may designate in writing.

Principal Amount:      $2,156,713.50

Annual Interest Rate:  Eight Percent (8.0%)

Maturity Date:    February 1, 2004

Annual Interest Rate on Matured, Unpaid Amounts:  Eight Percent (8.0%)

Terms of Payment (principal and interest):

         The Principal Amount is due and payable on February 1, 2004, and the interest is due and payable monthly as it accrues as follows: $14,678.66 on the 1st day of each month beginning April 1, 2003, and continuing on the 1st day of each month thereafter until the Maturity Date when all unpaid interest is due and payable. Payments will be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Security for Payment:

         This note is secured by a vendor's lien and superior title retained in a deed from ONE STEMMONS LAND LIMITED PARTNERSHIP to Borrower dated February 14, 2003, and by a deed of trust of even date from MILLION DOLLAR SALOON, INC. to SCOTT L. LUNA, trustee, both of which cover the following real property:

         See Exhibit "A" attached hereto and incorporated herein for all purposes.

Other Security for Payment:

         Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

         If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Borrower and each surety, endorser, and


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guarantor  waive all demand for payment,  presentation  for  payment,  notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

         Borrower also promises to pay reasonable attorney's fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Prepayment:

         Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium.

Application of Prepayment:

         Prepayments will be applied to installments on the last maturing principal, and interest on that prepaid principal will immediately cease to accrue.

         Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

         Each Borrower is responsible for all obligations represented by this note.

         When the context requires, singular nouns and pronouns include the plural.

         If any installment becomes overdue for more than ten days, at Lender's option a late payment charge of $733.93 may be charged in order to defray the expense of handling the delinquent payment.

         A default exists under this note if (1) (a) Borrower or (b) any other person liable on any part of this note or who grants a lien or security interest on property as security for any part of this note (an "Other Obligated Party") fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, any Other Obligated Party, or any property on which a lien or security interest is created as security (the "Collateral Security") for any part of this note; (4) any Collateral Security is assigned for the benefit of creditors; (5) a bankruptcy or insolvency proceeding is commenced by Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; (7) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; and (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security of like kind and quality or restored to its former condition.

         Notwithstanding any other provision of this note, in the event of a default, before exercising any of Lender's remedies under this note or any deed of trust with vendor's lien securing it, Lender will first give Borrower written notice of default and Borrower will have ten days after notice is given in which to cure the default. If the default is not cured ten days after notice, Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.


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         If any  provision of this note  conflicts  with any provision of a loan agreement, deed of trust, or security agreement of the same transaction between Lender and Borrower, the provisions of the deed of trust will govern to the extent of the conflict.

         This note will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction.

                                                    MILLION DOLLAR SALOON, INC.,
                                                    a Nevada corporation


                                                     BY:________________________
                                                        Nick Mehmeti, President






























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                                   EXHIBIT "A"

BEING a lot, tract or parcel of land situated in the JOHN L. HUNT SURVEY, ABSTRACT NO. 588, Dallas County, Texas and being a part of that same tract of land conveyed to ONE STEMMONS LAND LIMITED PARTNERSHIP, a Texas limited partnership, recorded in Volume 96137, Page 829 of the Deed Records of Dallas County, Texas, and being a strip of land approximately 37.5 feet by 582 feet of TWO STEMMONS LAND LIMITED PARTNERSHIP recorded in Volume 96137, Page 838, Deed Records of Dallas County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a point for corner in the center line of a 75 foot Drainage Easement recorded in Volume 67009, Page 979, Deed Records, Dallas County, Texas, said corner also lying in the East line of Goodnight Lane (50.0 foot right-of-way), recorded in Volume 2002058, Page 00187 of the Plat Records of Dallas County, Texas;

THENCE North, along the East line of said Goodnight Lane, passing a 5/8 inch iron rod set for witness in the North line of said Drainage Easement and being in the North line of said Two Stemmons tract and in the South line of said One Stemmons tract, and continuing in all a distance of 516.79 feet to a 5/8 inch iron rod set in the East line of said Goodnight Lane;

THENCE North 89 degrees 59 minutes 48 seconds East, and passing at a distance approximately of 99.66 feet the Southwest corner of Lot 2, Block 1/6509 of Centennial-Walnut Hill Addition, an Addition to the City of Dallas, Dallas County, according to the Map or Plat recorded in Volume 97215, Page 6253 of the Plat Records of Dallas County, Texas, and continuing for a total distance of
562.22 feet to a 1/2 inch iron rod found at the Southeast corner of said Lot 2, said corner also lying in the West line of IH 35E (Stemmons Freeway) (variable width right-of-way);

THENCE South 00 degrees 59 minutes 23 seconds East, along the West line of said IH 35E, a distance of 350.17 feet to a concrete monument found;

THENCE South 04 degrees 55 minutes 39 seconds East, along the West line of said IH 35E, passing at a distance of 118.98 feet a 5/8 inch iron rod set for witness at the Northeast corner of Two Stemmons tract and at the Southeast corner of said One Stemmons tract and in the North line of said Drainage Easement and continuing in all a distance of 159.74 feet to a point for corner in the center of said Drainage Easement;

THENCE South 89 degrees 15 minutes 23 seconds West, along the center line of said Drainage Easement, a distance of 582.04 feet to the POINT OF BEGINNING, and CONTAINING 291,624.40 square feet or 6.695 acres of land.



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